Exhibit 23

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-95828, No. 333-03843 and No. 333-19581) and on
Form S-8 (No. 33-98262 and No. 33-98264) of our report dated March 27, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 2001

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